UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report (Date of earliest event reported): October 2, 2023

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32530	36-3922969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24900 Pitkin Road, Suite 309, Spring, Texas, 77386
(Address of principal executive offices, including zip code)

(847) 966-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PPIH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information required by this Item is included in Item 5.02 below and is incorporated into this Item 1.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2023, Mr. David Bryan Norwood provided notice to Perma-Pipe International Holdings, Inc. (the “Company”) of his intent to retire as the Company’s Vice President and Chief Financial Officer, Secretary and Treasurer effective October 2, 2023.

On October 2, 2023, the Company appointed Matthew Lewicki, age 41, as Vice President and Chief Financial Officer, Secretary and Treasurer of the Company. Effective October 2, 2023, Mr. Lewicki will no longer serve as the Company’s Chief Accounting Officer.

Mr. Lewicki, age 41, has served as the Company’s Chief Accounting Officer since May 2023. Prior to joining the Company, he served as Corporate Controller for HMT Holdings Corp, Inc., a global oil and gas infrastructure services company, from June 2019 to April 2023. Prior thereto, from June 2013 to May 2019, Mr. Lewicki served as a Senior Manager of Financial Planning and Reporting for Quanta Services, Inc., an electric and oil and gas infrastructure services company. Mr. Lewicki is a Certified Public Accountant in the State of Texas.

In connection with Mr. Lewicki’s appointment as Vice President and Chief Financial Officer, Secretary and Treasurer of the Company, the Company entered into an Executive Employment Agreement with Mr. Lewicki, effective as of October 2, 2023 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Lewicki will receive an initial annual base salary of $275,000 and a short-term annual incentive bonus opportunity with a target incentive equal to 45% of his base salary. In addition, Mr. Lewicki will also be eligible to receive certain long-term incentives, including a cash performance award and restricted stock grants with a total target annual award equal to 45% of his base salary, with pro-rata vesting of such awards over a three-year period. The Employment Agreement is for an initial term of one year, with automatic one-year renewal provisions.

The Employment Agreement, which is filed as Exhibit10.1 hereto, is incorporated herein by reference.  The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.01	Regulation FD Disclosure.

On October 2, 2023, the Company issued a press release announcing the retirement of Mr. Norwood and the appointment of Mr. Lewicki as Vice President and Chief Financial Officer, Secretary and Treasurer of the Company.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits. The following exhibits are filed or furnished herewith:

Exhibit
Number

10.1	Executive Employment Agreement by and between Perma-Pipe International Holdings, Inc. and Matthew Lewicki, dated October 2, 2023
99.1	Press Release of Perma-Pipe International Holdings, Inc., dated October 2, 2023, regarding the appointment of Matthew Lewicki as Chief Financial Officer
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.

October 2, 2023	By:	/s/ Matthew E. Lewicki
Matthew E. Lewicki
Vice President and Chief Financial Officer